Exhibit 99.1	Contact: Roy L. Morrow (216) 383-4893 Roy_Morrow@lincolnelectric.com
LINCOLN ELECTRIC REPORTS RECORD
2007 THIRD QUARTER FINANCIAL RESULTS
Three Months Ended September 30, 2007
•	Sales increased 14.1% to $564.8 million

•	Operating income increased 13.3%

•	Excluding non-recurring items in 2006, operating income increased 12.1%

•	Net income increased 14.0% to $50.0 million

•	Excluding non-recurring items in 2006, adjusted net income increased 12.3% to $50.0 million

•	Diluted Earnings Per Share (EPS) were $1.15 vs. $1.02, an increase of 12.7%

•	Excluding non-recurring items in 2006, Diluted EPS was $1.15 vs. $1.03 an increase of 11.7%

•	Net cash provided by operating activities was $96.7 million
Nine Months Ended September 30, 2007
•	Sales increased 16.0% to $1.70 billion

•	Operating income increased 21.6%

•	Excluding non-recurring items, operating income increased 19.7%

•	Net income increased 24.3% to $153.2 million

•	Excluding non-recurring items, adjusted net income increased 21.7% to $153.6 million

•	Diluted EPS was $3.53 vs. $2.87, an increase of 23.0%

•	Excluding non-recurring items, Diluted EPS was $3.54 vs. $2.94, an increase of 20.4%

•	Net cash provided by operating activities was $204.1 million
          CLEVELAND, Ohio, U.S.A., October 25, 2007 — Lincoln Electric Holdings, Inc. (the “Company”) (NASDAQ: LECO) today reported that 2007 third quarter net income increased 14.0% to $50.0 million, or $1.15 per diluted share, on sales of $564.8 million, an increase of 14.1%. Net income in the comparable period of 2006 was $43.9 million, or $1.02 per diluted share, on net sales of $495.1 million. Operating income for the 2007 third quarter increased 13.3% to $67.6 million from $59.7 million in the comparable 2006 period. Net income for the 2006 third quarter includes charges of $0.7 million ($0.7 million after-tax, or $0.01 per diluted share) related to European rationalization actions. Excluding non-recurring items, adjusted net income increased 12.3% to $50.0 million, or $1.15 per diluted share in 2007 compared to $44.5 million or $1.03 per diluted share in 2006. The 2007 third quarter effective tax rate was 28.7% compared with 28.9% in 2006.
          “We had another strong quarter of overall sales, profits and cash flow. These positive results have been achieved despite challenges in several key market and geographic segments,” said John M. Stropki, Chairman and Chief Executive Officer. “We continue to focus on strategically strengthening our broad global manufacturing platform and product line. I am very pleased with the continued impact of supply chain improvements which resulted in record levels of operating cash flows.”
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Lincoln Electric Reports Record 2007 Third Quarter Financial Results
          Sales for the Company’s North American operations were $346.7 million in the quarter versus $330.4 million in the comparable quarter last year, an increase of 4.9%. U.S. export sales in the quarter increased 19.6% to $50.6 million from $42.3 million in 2006.
          Sales at Lincoln subsidiaries outside North America increased to $218.1 million in the third quarter, compared with $164.7 million in the year ago quarter. In local currencies, international subsidiaries’ sales increased 19.2%.
          Net income for the first nine months of 2007 increased 24.3% to $153.2 million, or $3.53 per diluted share. This compares with net income of $123.2 million in the same period last year, or $2.87 per diluted share. Operating income for the nine month period increased 21.6% to $211.3 million from $173.7 million in the 2006 period. Net income for the first nine months of 2007 and 2006 includes non-recurring charges related to European rationalization actions of $0.4 million ($0.4 million after-tax, or $0.01 per diluted share) and $3.0 million ($3.0 million after-tax, or $0.07 per diluted share), respectively. Excluding non-recurring items, adjusted net income increased 21.7% to $153.6 million, or $3.54 per diluted share in 2007 compared to $126.2 million, or $2.94 per diluted share in 2006.
          Sales in the first nine months of 2007 increased 16.0%, to $1.70 billion from $1.47 billion in the 2006 comparable period. The Company’s North American operations had sales of $1.06 billion in 2007, compared with $986.3 million for the same period in 2006, an increase of 7.1%. U.S. export sales increased 31.7% to $148.2 million, compared with $112.5 million in the comparable 2006 period. Lincoln operations outside of North America had sales of $644.2 million, an increase of 34.3% over prior year sales of $479.7 million. In local currencies, sales for the Company’s international operations increased 20.6%.
          Net cash provided by operating activities was $96.7 million and $204.1 million for the three month and nine month periods ending September 30, 2007, respectively, compared with $47.8 million and $105.1 million for the comparable periods of 2006. During 2007, the Company repaid $40.0 million of outstanding debt under its Senior Unsecured Notes and paid $28.3 million in dividends. The Company’s Board of Directors declared a quarterly cash dividend of $0.22, which was paid on October 15, 2007 to holders of record as of September 28, 2007.
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Lincoln Electric Reports Record 2007 Third Quarter Financial Results
          Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc-welding systems, plasma and oxyfuel cutting equipment and has a leading global position in the brazing and soldering alloys market. Headquartered in Cleveland, Ohio, Lincoln has 35 manufacturing locations, including operations, manufacturing alliances and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries. For more information about Lincoln Electric, its products and services, visit the Company’s Website at http://www.lincolnelectric.com.
          The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results. The factors include, but are not limited to: the effectiveness of operating initiatives; currency exchange and interest rates; adverse outcome of pending or potential litigation; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of international terrorism and hostilities on the Company or its customers, suppliers and the economy in general. For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
          A conference call to discuss third quarter 2007 results is scheduled for today, Thursday, October 25, 2007 at 9:30 a.m. Eastern Time. An audio webcast of the call is accessible through the Investor page on the Company’s Website at http://www.lincolnelectric.com.
#2007-1025#

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share data)
(Unaudited)
Consolidated Statements of Income

	Three Months Ended September 30,				Fav (Unfav) to Prior Year
	2007	% of Sales	2006	% of Sales	$	%
Net sales	$564,824	100.0%	$495,137	100.0%	$69,687	14.1%
Cost of goods sold	405,083	71.7%	353,800	71.5%	(51,283)	(14.5%)

Gross profit	159,741	28.3%	141,337	28.5%	18,404	13.0%
Selling, general & administrative expenses	92,140	16.3%	81,019	16.4%	(11,121)	(13.7%)
Rationalization charges	—	0.0%	665	0.1%	665	100.0%

Operating income	67,601	12.0%	59,653	12.0%	7,948	13.3%
Interest income	2,290	0.4%	1,607	0.3%	683	42.5%
Equity earnings in affiliates	2,263	0.4%	2,450	0.5%	(187)	(7.6%)
Other income	819	0.1%	436	0.1%	383	87.8%
Interest expense	(2,866)	(0.5%)	(2,504)	(0.5%)	(362)	(14.5%)

Income before income taxes	70,107	12.4%	61,642	12.4%	8,465	13.7%
Income taxes	20,129	3.6%	17,787	3.5%	(2,342)	(13.2%)

Effective tax rate	28.7%		28.9%		0.2%

Net income (1)	$49,978	8.8%	$43,855	8.9%	$6,123	14.0%

Reconciliation of Net Income as Reported to Adjusted Net
Income Excluding Non-Recurring Items:

	Three Months Ended September 30,		Change
	2007	2006	$	%
Net income as reported (1)	$49,978	$43,855	$6,123	14.0%
Non-recurring items:
European rationalization charges (after-tax)	—	665	(665)	(100.0%)

Adjusted net income excluding non-recurring items (2)	$49,978	$44,520	$5,458	12.3%

Basic earnings per share	$1.16	$1.03	$0.13	12.6%
Non-recurring items (1)	—	0.01	(0.01)	(100.0%)

Basic earnings per share excluding non-recurring items (2)	$1.16	$1.04	$0.12	11.5%

Diluted earnings per share	$1.15	$1.02	$0.13	12.7%
Non-recurring items (1)	—	0.01	(0.01)	(100.0%)

Diluted earnings per share excluding non-recurring items (2)	$1.15	$1.03	$0.12	11.7%

Weighted average shares (basic)	42,969	42,608
Weighted average shares (diluted)	43,467	43,119

(1)	Net income includes charges related to European rationalization actions of $665 ($665 after-tax) for the three months ended September 30, 2006.

(2)	Adjusted net income excluding non-recurring items and basic and diluted earnings per share excluding non-recurring items, non-GAAP financial measures, are presented as management believes these financial measures are important to investors to evaluate and compare the Company’s financial performance from period to period. Management uses this information in assessing and evaluating the Company’s underlying operating performance.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share data)
(Unaudited)
Consolidated Statements of Income

	Nine Months Ended September 30,				Fav (Unfav) to Prior Year
	2007	% of Sales	2006	% of Sales	$	%
Net sales	$1,700,505	100.0%	$1,466,041	100.0%	$234,464	16.0%
Cost of goods sold	1,213,880	71.4%	1,048,171	71.5%	(165,709)	(15.8%)

Gross profit	486,625	28.6%	417,870	28.5%	68,755	16.5%
Selling, general & administrative expenses	274,977	16.2%	241,126	16.4%	(33,851)	(14.0%)
Rationalization charges	396	0.0%	3,006	0.2%	2,610	86.8%

Operating income	211,252	12.4%	173,738	11.9%	37,514	21.6%
Interest income	5,439	0.3%	4,201	0.3%	1,238	29.5%
Equity earnings in affiliates	7,418	0.4%	4,974	0.3%	2,444	49.1%
Other income	1,863	0.1%	985	0.0%	878	89.1%
Interest expense	(8,379)	(0.4%)	(7,343)	(0.5%)	(1,036)	(14.1%)

Income before income taxes	217,593	12.8%	176,555	12.0%	41,038	23.2%
Income taxes	64,366	3.8%	53,332	3.6%	(11,034)	(20.7%)

Effective tax rate	29.6%		30.2%		0.6%

Net income (1)	$153,227	9.0%	$123,223	8.4%	$30,004	24.3%

Reconciliation of Net Income as Reported to Adjusted Net
Income Excluding Non-Recurring Items:

	Nine Months Ended September 30,		Change
	2007	2006	$	%
Net income as reported (1)	$153,227	$123,223	$30,004	24.3%
Non-recurring items:
European rationalization charges (after-tax)	396	3,006	(2,610)	(86.8%)

Adjusted net income excluding non-recurring items (2)	$153,623	$126,229	$27,394	21.7%

Basic earnings per share	$3.57	$2.90	$0.67	23.1%
Non-recurring items (1)	0.01	0.07	(0.06)	(85.7%)

Basic earnings per share excluding non-recurring items (2)	$3.58	$2.97	$0.61	20.5%

Diluted earnings per share	$3.53	$2.87	$0.66	23.0%
Non-recurring items (1)	0.01	0.07	(0.06)	(85.7%)

Diluted earnings per share excluding non-recurring items (2)	$3.54	$2.94	$0.60	20.4%

Weighted average shares (basic)	42,875	42,468
Weighted average shares (diluted)	43,373	42,960

(1)	Net income includes charges related to European rationalization actions of $396 ($396 after-tax) for the nine months ended September 30, 2007 and $3,006 ($3,006 after-tax) for the nine months ended September 30, 2006.

(2)	Adjusted net income excluding non-recurring items and basic and diluted earnings per share excluding non-recurring items, non-GAAP financial measures, are presented as management believes these financial measures are important to investors to evaluate and compare the Company’s financial performance from period to period. Management uses this information in assessing and evaluating the Company’s underlying operating performance.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)
Balance Sheet Highlights
Selected Consolidated Balance Sheet Data

	September 30,	December 31,
	2007	2006

Cash and cash equivalents	$223,220	$120,212
Total current assets	997,867	829,410
Net property, plant and equipment	420,563	389,518
Total assets	1,626,432	1,394,579

Total current liabilities	356,610	338,288
Short-term debt	12,053	47,134
Long-term debt	114,586	113,965
Total shareholders’ equity	1,033,519	852,976
Net Operating Working Capital

	September 30,	December 31,
	2007	2006

Trade accounts receivable	$353,316	$298,993

Inventory	355,977	351,144

Trade accounts payable	140,203	142,264

Net operating working capital	$569,090	$507,873

Net operating working capital % to net sales	25.8%	25.8%

Total Debt

	September 30,	December 31,
	2007	2006

Short-term debt	$12,053	$47,134
Long-term debt	114,586	113,965

Total debt	126,639	161,099
Equity	1,033,519	852,976

Total	$1,160,158	$1,014,075

Total debt/capitalization	10.9%	15.9%
Return on invested capital	22.1%	19.9%

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share data)
(Unaudited)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,
	2007	2006
OPERATING ACTIVITIES:
Net income	$49,978	$43,855

Adjustments to reconcile net income to net cash provided by operating activities:
Rationalization charges	—	665
Depreciation and amortization	13,263	12,832
Equity earnings of affiliates, net	(1,544)	(1,950)
Other non-cash items, net	414	3,273
Changes in operating assets and liabilities net of effects from acquisitions:
Decrease in accounts receivable	18,574	7,378
Decrease (increase) in inventories	30,077	(5,554)
(Decrease) in accounts payable	(27,861)	(20,981)
Contributions to pension plans	(1,897)	(3,259)
(Decrease) increase in accrued pensions	(110)	3,758
Net change in other current assets and liabilities	17,161	9,616
Net change in other long-term assets and liabilities	(1,400)	(1,872)

NET CASH PROVIDED BY OPERATING ACTIVITIES	96,655	47,761

INVESTING ACTIVITIES:
Capital expenditures	(16,137)	(21,057)
Acquisition of businesses, net of cash acquired	(1,688)	(407)
Proceeds from sale of property, plant and equipment	406	218

NET CASH USED BY INVESTING ACTIVITIES	(17,419)	(21,246)
FINANCING ACTIVITIES:
Net change in borrowings	(1,467)	(110)
Proceeds from exercise of stock options	2,527	1,330
Tax benefit from the exercise of stock options	2,265	796
Purchase of treasury shares	—	(126)
Cash dividends paid to shareholders	(9,446)	(8,101)

NET CASH USED BY FINANCING ACTIVITIES	(6,121)	(6,211)

Effect of exchange rate changes on cash and cash equivalents	2,124	180

INCREASE IN CASH AND CASH EQUIVALENTS	75,239	20,484
Cash and cash equivalents at beginning of the period	147,981	125,427

Cash and cash equivalents at end of period	$223,220	$145,911

Cash dividends paid per share	$0.22	$0.19

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share data)
(Unaudited)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2007	2006
OPERATING ACTIVITIES:
Net income	$153,227	$123,223

Adjustments to reconcile net income to net cash provided by operating activities:
Rationalization charges	396	3,006
Depreciation and amortization	39,096	35,817
Equity earnings of affiliates, net	(5,531)	(3,541)
Other non-cash items, net	(10,276)	5,751
Changes in operating assets and liabilities net of effects from acquisitions:
(Increase) in accounts receivable	(35,185)	(48,422)
Decrease (increase) in inventories	17,841	(54,982)
(Decrease) increase in accounts payable	(13,332)	6,843
Contributions to pension plans	(12,292)	(19,656)
Increase in accrued pensions	915	12,395
Net change in other current assets and liabilities	69,672	48,356
Net change in other long-term assets and liabilities	(424)	(3,699)

NET CASH PROVIDED BY OPERATING ACTIVITIES	204,107	105,091

INVESTING ACTIVITIES:
Capital expenditures	(45,777)	(53,318)
Acquisition of businesses, net of cash acquired	(6,102)	(502)
Proceeds from sale of property, plant and equipment	607	859

NET CASH USED BY INVESTING ACTIVITIES	(51,272)	(52,961)

FINANCING ACTIVITIES:
Net change in borrowings	(37,439)	(5,083)
Proceeds from exercise of stock options	7,589	10,282
Tax benefit from the exercise of stock options	5,001	3,847
Purchase of treasury shares	—	(126)
Cash dividends paid to shareholders	(28,271)	(24,178)

NET CASH USED BY FINANCING ACTIVITIES	(53,120)	(15,258)

Effect of exchange rate changes on cash and cash equivalents	3,293	1,032

INCREASE IN CASH AND CASH EQUIVALENTS	103,008	37,904
Cash and cash equivalents at beginning of period	120,212	108,007

Cash and cash equivalents at end of period	$223,220	$145,911

Cash dividends paid per share	$0.66	$0.57